McGLADREY & PULLEN, LLP
                            -----------------------
                  CERTIFIED PUBLIC ACCOUTANTS AND CONSULTANTS



                         CONSENT OF INDEPENDENT AUDITORS



We consent to the use of our report dated December 29, 1998 on the financial statement of MP 63 Fund, Inc. referred to therein in the Registration Statement on Form N-1A, file No. 333-65599 as filed with the Securities and Exchange Commission.







/S/McGLADREY & PULLEN, LLP
--------------------------

New York, New York
December 29, 1998

                            McGLADREY & PULLEN, LLP
                             -----------------------
                   CERTIFIED PUBLIC ACCOUTANTS AND CONSULTANTS


               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS





To the Board of
   Directors and Shareholders


We have audited the accompanying statement of assets and liabilities of MP 63 Fund, Inc. as of December 28, 1998. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statement referred to above presents fairly, in all material respects, the financial position MP 63 Fund, Inc. as of December 28, 1998, in conformity with generally accepted accounting principles.


/S/McGLADREY & PULLEN, LLP
--------------------------

New York, New York
December 29, 1998